Exhibit 3.2

AMENDED AND RESTATED
BYLAWS
OF
VERACYTE, INC.
(a Delaware corporation)

As Amended and Restated on May 1, 2026

TABLE OF CONTENTS
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    ii

ARTICLE 9 AMENDMENTS	28
ARTICLE 10 EXCLUSIVE FORUM	28

    iii

AMENDED AND RESTATED
BYLAWS
OF
VERACYTE, INC.
(a Delaware corporation)
ARTICLE 1
OFFICES
1.1    Registered Office. The registered office of the corporation shall be set forth in the certificate of incorporation of the corporation (the “Certificate of Incorporation”).
1.2    Other Offices. The corporation may also have offices at such other places, either within or without the State of Delaware, as the board of directors of the corporation (the “Board”) may from time to time designate or the business of the corporation may require.
ARTICLE 2
MEETING OF STOCKHOLDERS
2.1    Place of Meeting. Meetings of stockholders may be held at such place, either within or without the State of Delaware, as may be designated by or in the manner provided in these bylaws, or, if not so designated, at the principal executive offices of the corporation. In lieu of holding a meeting of stockholders at a designated place, the Board, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communication. The Board may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders.
2.2    Annual Meeting. Annual meetings of stockholders shall be held each year at such date and time as shall be designated from time to time by the Board and stated in the notice of the meeting. At each such annual meeting, the stockholders shall elect the number of directors equal to the number of directors whose term expires at such meeting (or, if fewer, the number of directors properly nominated and qualified for election). The stockholders shall also transact such other business as may properly be brought before the meeting.
To be properly brought before the annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or a committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the corporation (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, and who timely complies with the notice, information and other procedures and requirements set forth in this Section. The requirements of this Section shall apply to any business to be brought before an annual meeting by a stockholder, other than (i) the nomination of a person for election as a director, which must be made in compliance with, and shall be exclusively governed by, Section 3.1 of these bylaws, and (ii) matters properly brought under Rule 14a-8 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) and included in the corporation’s notice of meeting. In addition, if the stockholder, the beneficial owner, if any, or any associated person (as defined below) of such stockholder or beneficial owner has provided the corporation with a Solicitation Notice (as defined below), such stockholder, beneficial owner, if any, or associated person of such stockholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s capital stock required under applicable law to carry such proposals and must have included in such materials the Solicitation Notice. If no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.2, the stockholder, the beneficial owner, if any, or any associated person of such stockholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.2.
For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to propose such business and the business proposed must be otherwise proper to be brought before the meeting. To be timely, the stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation not earlier than 5:00 p.m. Eastern Time on the 120th day nor later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was given or day on which public announcement (as defined below) of the date of such scheduled annual meeting was first made. In no event shall any adjournment, postponement or rescheduling (or a public announcement thereof) of an annual meeting for which notice has been given or a public announcement of the meeting date has been made commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
A stockholder’s notice to the Secretary shall set forth the following as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting; and (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the business is being proposed and any associated person of such stockholder or beneficial owner, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person of the stockholder or the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner as of the date of the notice, (C) certification regarding whether such stockholder, beneficial owner, if any, and any associated person of such stockholder or beneficial owner has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s, beneficial owner’s and any associated person’s of such stockholder or beneficial owner acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s, beneficial owner’s and any associated person’s of such stockholder or beneficial owner acts or omissions as a stockholder of the corporation, (D) any material interest (including any substantial interest within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of the stockholder, the beneficial owner, if any, and any associated person of the stockholder or the beneficial owner, (E) a representation (x) as to whether or not the stockholder, any beneficial owner or any other participant (used herein as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the business proposal and, if so, the name of each participant in such solicitation and the amount of the cost of the solicitation that has been and will be borne (directly or indirectly) by each participant in such solicitation and (y) as to whether the stockholder, the beneficial owner, if any, or any associated person of such stockholder or beneficial owner intends, or is or intends to be part of a group that intends, to (i) deliver, or make available, a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares that, together with shares owned by the stockholder, the beneficial owner or associated person of such stockholder or beneficial owner and any such group, would be required to approve or adopt such business and/or (ii) otherwise to solicit proxies from stockholders in support of such business (an affirmative statement of such intent to solicit in accordance with the foregoing clause (E)(y)(i) being a “Solicitation Notice”), and (F) any other information that would be required to be provided by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner pursuant to the Section 14 of the Exchange Act and the rules and regulations promulgated thereunder assuming that the stockholder or the beneficial owner were to request that the corporation include such business in the corporation’s proxy statement as a stockholder proposal; (G) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any associated person thereof as of the date of the notice, (H) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any associated person thereof with respect to the corporation’s securities, (I) a representation that the stockholder will provide the corporation in writing the information required by clauses (A) through (J) of this paragraph updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, (J) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder or beneficial owner and any associated person thereof, and any other person or persons, on the other hand, (including their names) in connection with such business (and/or the voting of shares of any class or series of capital stock of the corporation) (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (or any successor schedule), regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or associated person of such stockholder or beneficial owner), and (iv) a representation that the stockholder (or a qualified representative (as defined below) of the stockholder) intends to appear at the meeting (including virtually in the case of a meeting conducted solely by means of remote communications) to propose such business.
Notwithstanding anything in these bylaws to the contrary, (a) no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section; and (b) unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to the preceding paragraph does not provide the updated information required under clause (ii) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present the proposed business or any stockholder, beneficial owner or an associated person of such stockholder or beneficial owner acted contrary to any representation, certification or agreement required by this Section 2.2 or otherwise failed to comply with this Section 2.2 (or any law, rule or regulation identified in this Section 2.2) or provided false or misleading information to the corporation, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. For purposes of these bylaws, to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the corporation at least 5 business days prior to the meeting by the stockholder stating that the person is authorized to act for the stockholder as proxy at the meeting of stockholders. Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section, and any violation thereof shall be deemed a violation of these bylaws; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any business to be considered pursuant to the preceding paragraph. The requirements set forth in the preceding paragraph of this Section are intended to provide the corporation with notice of a stockholder’s intention to bring business before an annual meeting and related information and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before an annual meeting. Nothing in this Section 2.2 or Sections 2.3 or 3.1 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor rule or regulation) promulgated under the Exchange Act or (ii) of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to make nominations of persons for election to the Board if and to the extent provided for under law, the Certificate of Incorporation, or these bylaws.
The Chair of the Board (or such other person presiding at the meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section (including a failure to comply with any law, rule or regulation identified herein), and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
For purposes of these bylaws, (1) “public announcement” shall mean disclosure (A) in a press release issued through Business Wire or PR Newswire or reported by the Dow Jones News Service, Associated Press or a comparable national news service or (B) in a document publicly filed by the corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act, (2) “associated person” of a person shall mean any person controlling, controlled by or under common control with, directly or indirectly, or acting in concert with, such person, and (3) “group” shall have the meaning ascribed to such term under Section 13(d)(3) of the Exchange Act.
2.3    Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Secretary only at (a) the written request of the Chair of the Board or the Chief Executive Officer or (b) by a resolution duly adopted by the affirmative vote of a majority of the Board. Such written request or resolution shall state the purpose or purposes of the special meeting. Business transacted at any special meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.  If the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting, then nominations of persons for election to the Board at a special meeting of stockholders may be made (a) by or at the direction of the Board or any committee thereof or (b) by any stockholder of the corporation who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving notice provided for in this paragraph and at the time of the special meeting, who is entitled to vote at the meeting and who delivers timely written notice to the Secretary of the corporation setting forth the information required by Section 3.1. To be timely, a stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation (A) not earlier than 5:00 p.m. Eastern Time on the day that is 120 days prior to the date of the special meeting nor (B) later than 5:00 p.m. Eastern Time on the day that is the later of 90 days prior to the date of the special meeting or, if the date of such special meeting is fewer than 90 days after the public announcement of the date of the special meeting, the 10th day following the day on which such public announcement was first made. A stockholder’s notice to the Secretary given pursuant to this Section 2.3 shall comply with the notice, information and other requirements of Section 3.1. Further, the stockholder must have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto) and the Board or an executive officer designated thereby shall have determined that the stockholder has satisfied the notice requirements of Section 3.1. In no event shall an adjournment or, postponement or rescheduling (or the public announcement thereof) of a special meeting commence a new time period (or extend any time period) for providing such notice. For the avoidance of doubt, the fifth through eighth paragraphs of Section 3.1 shall apply to stockholder notices relating to director nominations given in connection with special meetings of stockholders pursuant to this Section 2.3.
2.4    Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, annual or special, shall be given in accordance with applicable law (including, without limitation, as set forth in Article 5 of these bylaws) stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining stockholders entitled to notice of the meeting), and, in the case of a special meeting, the purpose or purposes for which such special meeting is called, shall be given to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than 10 nor more than 60 days before the date of the meeting, unless otherwise required by applicable law.
2.5    List of Stockholders. The corporation shall prepare and make, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders. Notwithstanding the foregoing, the corporation may maintain and authorize examination of the list of stockholders in any manner expressly permitted by the General Corporation Law of the State of Delaware (the “DGCL”) at the time.
2.6    Organization and Conduct of Business. The Chair of the Board or, in his or her absence, the Chief Executive Officer or President of the corporation or, in their absence, such person as the Board may have designated or, in the absence of such a person, such person as may be chosen by the holders of a majority of the shares entitled to vote at the meeting who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chair of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chair of the meeting appoints.
The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such rules, regulations or procedures regarding the manner of voting and the conduct of discussion as seems to him or her in order.
Such rules, regulations or procedures may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chair of the meeting or the Board shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants, (f) restricting the use of audio/video recording devices and cell phones, (g) complying with any state and local laws and regulations concerning safety and security, (h) procedures (if any) requiring attendees to provide the corporation advance notice of their intent to attend the meeting; and (i) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the Exchange Act.
2.7    Quorum. Except where otherwise required by law or the Certificate of Incorporation or these bylaws, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. If a quorum shall fail to attend any meeting, the chair of the meeting or, if directed to be voted on by the chair of the meeting, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote who are present in person or represented by proxy at the meeting, may adjourn the meeting. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
2.8    Adjournments. Notwithstanding Section 2.7 of these bylaws, the chair of the meeting shall have the power to adjourn the meeting to another time, date and place (if any), regardless of whether a quorum is present, at any time and for any reason. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. When a meeting is adjourned to another place, date or time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, date and time thereof are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the DGCL; provided, however, that (x) if the adjournment is for more than 30 days a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting, and (y) if after the adjournment a new or if a new record date is fixed for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.11 hereof, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote thereat as of the record date fixed for such adjourned meeting.
2.9    Voting Rights. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.
2.10    Action at Meetings. When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the capital stock present in person or represented by proxy and entitled to vote on the question shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. A nominee for director shall be elected to the Board if the number of votes cast “for” such nominee’s election exceed the number of votes cast “against” such nominee’s election (with “abstentions” and “broker non-votes” (or other shares of capital stock of the corporation similarly not entitled to vote) not counted as a vote cast either “for” or “against” that director’s election); provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for nominations set forth in Sections 2.3 or 3.1 of these bylaws and (b) such nomination has not been withdrawn by such stockholder on or before the fourteenth (14th) day preceding the date the corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the SEC for the applicable meeting of stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.
2.11    Record Date for Stockholder Notice and Voting. For purposes of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any right in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which shall not be more than 60 days nor fewer than 10 days before the date of any such meeting nor more than 60 days before any other action to which the record date relates.  If the board of directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the board of directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of Section 213(a) of the DGCL at the adjourned meeting. If the Board does not so fix a record date, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating to such purpose.
2.12    Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.
2.13    Inspectors of Election. The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The corporation may designate one or more persons to act as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.
In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided pursuant to Section 211(a)(2)b.(i) or (iii) of the DGCL, or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to Section 231(b)(5) of the DGCL shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

2.14    Action Without a Meeting. Except as otherwise provided for or fixed pursuant to the provisions of the Certificate of Incorporation relating to the rights of holders of any series of Preferred Stock to act by written consent, no action required or permitted to be taken at any annual or special meeting of the stockholders of the corporation may be taken without a meeting and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.
2.15    Emergency Bylaws. This Section 2.15 shall be operative during any emergency condition (an “Emergency”) as contemplated by Section 110 of the DGCL, notwithstanding any different or conflicting provisions in these bylaws, the Certificate of Incorporation or the DGCL. In the event of any Emergency the director or directors in attendance at a meeting of the Board or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate. In the event that no directors are able to attend a meeting of the Board or any committee thereof in an Emergency, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the corporation. Except as the Board may otherwise determine, during any Emergency, the corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the DGCL. For purposes of this Section 2.15, the term “Designated Officer” means an officer identified on a numbered list of officers of the corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the corporation, or members of a committee of the Board, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which list of Designated Officers shall be approved by the Board from time to time but in any event prior to such time or times as an Emergency may have occurred.
2.16     Delivery to the Corporation. Whenever this Article 2 or Section 3.1 of Article 3 of these bylaws requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation, statement or other document or agreement), the corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested.
ARTICLE 3
DIRECTORS
3.1    Number, Election, Tenure and Qualifications. Except as otherwise provided for in the Certificate of Incorporation relating to the rights of holders of any series of preferred stock of the corporation with respect to the election of directors, the authorized number of directors shall be determined from time to time by resolution adopted by the Board, provided the Board shall consist of at least one member. No decrease in the number of authorized directors shall have the effect of removing any director before that director’s term of office expires. The classes of directors, if any, that shall constitute the entire Board shall be as provided in the Certificate of Incorporation.
At each annual meeting of the stockholders, directors whose terms are then expiring shall be elected, except as otherwise provided in Section 3.2, and each director so elected shall hold office until such director’s successor is duly elected and qualified or until such director’s earlier resignation, removal, death or incapacity.
Only persons who are nominated in accordance with the following procedures, or the procedures set forth in Section 2.3 of these bylaws, as applicable, shall be eligible for election as directors. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations of persons for election to the Board at the annual meeting may be made (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by a stockholder who is a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination or nominations are made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time of giving of the notice provided for in this Section and at the time of the annual meeting, who is entitled to vote for the election of directors at the meeting, and who timely complies with the notice, information and other procedures and requirements set forth in this Section. A stockholder may make such a nomination only if such stockholder has given timely notice to the Secretary of the corporation in proper written form of the stockholder’s intent to make such a nomination.
To be timely, with respect to an annual meeting of stockholders, (i) the stockholder’s notice must be received by the Secretary of the corporation at the principal executive offices of the corporation, no earlier than 5:00 p.m. Eastern Time on the 120th day nor later than 5:00 p.m. Eastern Time on the 90th day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the corporation not later than the 5:00 p.m. Eastern Time on the later of (x) the 90th day prior to the date of such scheduled annual meeting and (y) the 10th day following the earlier to occur of the day on which notice of the date of the scheduled annual meeting was given or the day on which public announcement of the date of such scheduled annual meeting was first made, (ii) the stockholder shall have complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto) and (iii) the Board or an executive officer designated thereby shall have determined that the stockholder has satisfied the requirements of this Section 3.1. In no event shall any adjournment, postponement or rescheduling (or a public announcement thereof) of an annual meeting for which notice has already been given or for which a public announcement of the meeting date has already been made by the corporation commence a new time period (or extend any time period) for the giving of the stockholder’s notice as described above.
If the stockholder, or the beneficial owner, if any, or any associated person (as defined below) of such stockholder or beneficial owner has provided the corporation with a Nominee Solicitation Notice (as defined below), such stockholder, or beneficial owner, if any, or associated person of such stockholder or beneficial owner must have acted in compliance with the representations set forth therein. If no Nominee Solicitation Notice relating thereto has been timely provided pursuant to this Section 3.1, the stockholder, or the beneficial owner, if any, or any associated person of such stockholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a Nominee Solicitation Notice under this Section 3.1. In addition, if a stockholder has delivered a notice of nomination or nominations, such stockholder or the beneficial owner, if any, on whose behalf the nomination is being made must certify to the corporation in writing that it has complied with and will comply with the requirements of Rule 14a-19 promulgated under the Exchange Act, if applicable, and shall deliver, no later than five (5) days prior to the stockholder meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence that it has complied with such requirements. Notwithstanding anything in this Section 3.1 to the contrary, in the event that the number of directors to be elected to the board of directors at a meeting of stockholders is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors made by the corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with this Section 3.1, or Section 2.3, as applicable, a stockholder’s notice required by this Section 3.1, or Section 2.3, as applicable, shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the corporation at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation.
A stockholder’s notice to the Secretary shall set forth the following: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class, series and number of shares of capital stock of the corporation that are owned of record and beneficially by the nominee and the date or dates such shares were acquired and the investment intent of such acquisition, (D) a statement as to the nominee’s citizenship, (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, or any person who is an associated person of the stockholder or the beneficial owner, on the one hand, and the nominee, and such nominee’s respective affiliates and associates, or others (including their names) acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC assuming for this purpose that the stockholder, the beneficial owner on whose behalf the nomination is being made, if any, and any person who is an associated person of the stockholder or the beneficial owner were the

“registrant” and such person were a director or executive officer of such registrant, (F) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors in a contested election (even if an election contest is not involved) pursuant to Section 14 of the Exchange Act (or any successor provision) and the rules and regulations promulgated thereunder, (G) a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or reelection, an irrevocable resignation effective upon such nominee’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and acceptance of such resignation by the Board, in accordance with the corporation’s director resignation policy; (H) the nominee’s written consent to being named as a nominee in any proxy materials relating to the corporation’s next meeting, to the public disclosure of information regarding or related to such nominee provided to the corporation by such nominee or otherwise pursuant to these bylaws and to serving as a director if elected; (I) a description of any position of such nominee as an officer or director of any entity that provides products or services that compete with or are alternatives to the products produced or services provided by the corporation or its affiliates (a “Competitor”) within the three years preceding the submission of the notice; (J) a description of any business or personal interests that could place such nominee in a potential conflict of interest with the corporation or any of its subsidiaries; (K) whether such nominee meets the independence requirements of stock exchange upon which the corporation’s common stock is primarily traded; and (L) all completed questionnaires, representations and agreements required by Section 3.15 of these bylaws; and (M) a description of all arrangements or understandings between any stockholder, beneficial owner or associated person of such stockholder or beneficial owner and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder; (ii) as to the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination is being made and any associated person of such stockholder or beneficial owner, (A) the name and address, as they appear on the corporation’s books, of the stockholder, the name and address of the beneficial owner, if any, and the name and address of any person who is an associated person of the stockholder or the beneficial owner, (B) the class, series and number of shares of the corporation that are held of record by the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner as of the date of the notice, (C) a representation that the stockholder or the beneficial owner, if any, and any associated person of such stockholder or beneficial owner has complied in all respects with the requirements of Section 14 of the Exchange Act, including, without limitation, if applicable, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto), (D) certification regarding whether such stockholder or beneficial owner, if any, and any associated person of such stockholder or beneficial owner has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or beneficial owner’s, if any, and any associated person’s of such stockholder or beneficial owner acquisition of shares of capital stock or other securities of the corporation and/or such stockholder’s or beneficial owner’s, if any, and any associated person’s of such stockholder or beneficial owner acts or omissions as a stockholder of the corporation, (E) a representation (x) as to whether or not the stockholder, any beneficial owner or any other participant (used herein as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation within the meaning of Exchange Act Rule 14a-1(l) with respect to the nomination and, if so, the name of each participant in such solicitation and the amount of the cost of the solicitation that has been and will be borne (directly or indirectly) by each participant in such solicitation and (y) as to whether the stockholder, the beneficial owner, if any, or any associated person of such stockholder or beneficial owner intends (or is part of a group that intends) to (i) solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19, and the name of each participant in such solicitation, or (ii) otherwise solicit proxies from stockholders in support of such nominations solicitation (an affirmative statement of such intent to solicit in accordance with the foregoing clause (E)(y)(i) being a “Nominee Solicitation Notice”), (F) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder is a party or participant involving the corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the corporation, and (G) any other information relating to the stockholder, the beneficial owner, if any, and any person who is an associated person of the stockholder or the beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (H) the class, series and number of shares of the corporation that are owned beneficially by the stockholder or beneficial owner and any person who is an associated person thereof as of the date of the notice, (I) any derivative or short positions held or beneficially held by the stockholder or beneficial owner and any person who is an associated person thereof and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any profit interests, options, and borrowed or loaned shares) has been made, the effect or intent of which is to mitigate loss to, manage the risk or benefit of share price changes for, or increase or decrease the voting power of, the stockholder or beneficial owner or any person who is an associated person thereof with respect to the corporation’s securities, (J) a representation that the stockholder will provide the corporation in writing the information required by the clauses (A) through (K) updated as of the record date for the meeting promptly following the later of the record date or the date on which public announcement of the record date was first made, and (K) a description of any agreement, arrangement or understanding with respect to the nomination between or among the stockholder or beneficial owner and any person who is an associated person thereof, and any other person or persons, on the other hand, (including their names) acting in concert with any of the foregoing in connection with such nomination (and/or the voting of shares of any class or series of capital stock of the corporation) (including any agreement that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act, regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder, beneficial owner or any associated person of such stockholder or beneficial owner); and (iii) a representation that the stockholder giving the notice (or a qualified representative of the stockholder) intends to appear at the meeting (including virtually in the case of a meeting conducted solely by means of remote communications) to nominate the person or persons specified in the notice. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein (including satisfaction of the information requirements set forth herein, compliance with any representation provided pursuant hereto, and compliance with any applicable law, rule or regulation). Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section; provided, however, that any references in this Section to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals as to any nomination to be considered pursuant to this Section and any violation thereof shall be deemed a violation of these bylaws. The number of nominees a stockholder or beneficial owner, if any, may nominate for election at a meeting of stockholders shall not exceed the number of directors to be elected at such meeting. In connection with any annual meeting of the stockholders, the Chair of the Board (or such other person presiding at such meeting in accordance with these bylaws) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure (including a failure to comply with any law, rule or regulation identified herein), and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded (and any such nominee shall be disqualified), including that if a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the corporation of notices required thereunder in a timely manner, then the corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees (and any such nominee shall be disqualified). Notwithstanding anything in these bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual meeting pursuant to the preceding paragraph or at a special meeting pursuant to Section 2.3 does not provide the updated information required under clause (i) of the preceding paragraph to the corporation promptly following the later of the record date or the date on which public announcement of the record date was first made, or the stockholder giving the notice (or a qualified representative of the stockholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded (and any nominee disqualified), notwithstanding that proxies in respect of such nomination may have been received by the corporation. Notwithstanding the foregoing provisions of Section 3.1, unless otherwise required by law, no stockholder or beneficial owner, if any, or any associated person of such stockholder or beneficial owner shall solicit proxies in support of director nominees other than the corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act, if applicable, in connection with the solicitation of such proxies, including the provision to the corporation of notices required thereunder in a timely manner; provided, further, that if such stockholder or beneficial owner, if any, or any associated person of such stockholder or beneficial owner no longer plans to solicit proxies in accordance with its representation pursuant to this Section 3.1, such stockholder or beneficial owner shall inform the corporation of this change by delivering a writing to the Secretary at the principal executive offices of the corporation no later than two (2) business days after the occurrence of such change.

If any information submitted pursuant to this Section 3.1 is inaccurate or incomplete in any material respect (as determined by the Board or a committee thereof), such information shall be deemed not to have been provided in accordance with these bylaws. A stockholder shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any information submitted within two (2) business days after becoming aware of such inaccuracy or change, and any such notification shall clearly identify the inaccuracy or change, it being understood that no such notification will cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. Upon written request of the Secretary on behalf of the Board (or a duly authorized committee thereof), the stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (1) written verification, reasonably satisfactory to the Board, any committee thereof, or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted and (2) a written affirmation of any information submitted as of an earlier date. If the stockholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with these bylaws.
Notwithstanding the foregoing, solely with respect to nominations of persons for election to the board of directors by stockholders pursuant to a notice in accordance with Section 2.3 or this Section 3.1, as applicable, if a stockholder’s notice was received by the Secretary of the corporation at the principal executive offices of the corporation on or after the first day allowed for such notice to be timely and at least fourteen (14) calendar days prior to the last date on which such notice could have been timely given as provided in Section 2.3 or this Section 3.1, as applicable, and the Secretary of the corporation determines, in the Secretary’s sole discretion, upon a facial review of such notice and without independent verification of the information provided therein, that such notice does not satisfy the requirements set forth in these bylaws, then the following provisions shall apply: (i) within fourteen (14) calendar days of receiving such notice, the Secretary of the corporation shall notify such nominating stockholder of such deficiencies (the “deficiency notification”), which deficiency notification may be sent by email to the email address specified in the stockholder’s notice, in which case such notification shall be deemed to be received by the nominating stockholder when sent by the Secretary of the corporation; (ii) the nominating stockholder shall have an opportunity to cure such deficiencies by delivering additional information to the Secretary of the corporation at the principal executive offices of the corporation on or before the last date on which such notice could have been timely given as provided in Section 2.3 or this Section 3.1, as applicable (the “cure deadline”); and (iii) if the stockholder cures (in the sole discretion of the Secretary of the corporation) all deficiencies identified in the deficiency notification by the cure deadline, then the deficiencies identified in the deficiency notification shall not serve as a basis for the chair of the meeting to declare that the proposed director nominees(s) be disregarded; provided, that nothing herein shall preclude the chair of the meeting from declaring that the proposed nominee(s) shall be disregarded if the chair of the meeting determines that the nomination otherwise is not in compliance with these bylaws, including as a result of an untrue statement or omission of a fact required under these bylaws to be stated in the notice or a defect or omission that was not apparent on the face of the notice, or if the stockholder fails to provide the additional information or any updates on material changes as otherwise required by these bylaws. For the avoidance of doubt, no deficiency notification or cure deadline shall extend the time frames set forth in Section 2.3 and this Section 3.1, as applicable, for a stockholder’s notice to be timely given.
3.2    Enlargement and Vacancies. The number of members of the Board may be increased at any time as provided in Section 3.1 above. Except as may otherwise be provided in the Certificate of Incorporation with respect to the rights of the holders of any series of preferred stock to elect directors, the sole power to fill vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be vested in the Board through action by a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and each director so chosen shall hold office for the remainder of the full term in which the new directorship was created or in which the vacancy occurred, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal from office. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. In the event of a vacancy in the Board, the remaining directors, except as otherwise provided by law or these bylaws, may exercise the powers of the full Board until the vacancy is filled.
3.3    Resignation and Removal. Any director may resign at any time upon written notice to the corporation at its principal place of business addressed to the attention of the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt of such notice unless the notice specifies such resignation to be effective at some other time or upon the happening of some other event. Unless otherwise specified by law or the Certificate of Incorporation, a director, if any, serving in a class of directors for a term expiring in the third annual meeting of stockholders following the election of such class may be removed, but only for cause, by the holders of sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting as a single class, and all other directors may be removed with or without cause by the affirmative vote of the holders of sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting as a single class.
3.4    Powers. The business of the corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
3.5    Chair of the Board. If the Board appoints a Chair of the Board, such Chair shall, when present, preside at all meetings of the stockholders and the Board. The Chair shall perform such duties and possess such powers as are customarily vested in the office of the Chair of the Board or as may be vested in the Chair by the Board.
3.6    Place of Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware.
3.7    [Reserved].

3.8    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, if any, as may be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given prompt notice of such determination.
3.9    Special Meetings. Special meetings of the Board may be called by the Chair of the Board, the Chief Executive Officer (if a director), or on the written request of two or more directors, or by one director in the event that there is only one director in office. Notice of the time and place, if any, of special meetings shall be delivered personally or by telephone to each director, or sent by first-class mail or commercial delivery service, facsimile transmission, or by electronic mail or other electronic means, charges prepaid, sent to such director’s business or home address as they appear upon the records of the corporation. In case such notice is mailed, it shall be deposited in the United States mail at least four days prior to the time of holding of the meeting. In case such notice is delivered personally or by telephone or by first-class mail or commercial delivery service, facsimile transmission, or electronic mail or other electronic means, it shall be so delivered at least twenty-four hours prior to the time of the holding of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
3.10    Quorum, Action at Meeting, Adjournments. At all meetings of the Board, a majority of directors then in office, but in no event less than one-third of the entire Board, shall constitute a quorum for the transaction of business and the affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by law or by the Certificate of Incorporation. For purposes of this Section, the term “entire Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. If a quorum shall not be present at any meeting of the Board, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.11    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board or committee, as applicable.
3.12    Remote Meetings. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any member of the Board or any committee thereof may participate in a meeting of the Board or of any committee, as the case may be, by means of conference telephone or by other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
3.13    Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these bylaws. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and make such reports to the Board as the Board may request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these bylaws for the conduct of its business by the Board.
3.14    Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.15    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.1 of these bylaws) to the Secretary of the corporation at the principal executive offices of the corporation all completed and signed questionnaires in the forms required by the corporation (which form the stockholder shall request in writing from the Secretary of the corporation and which the Secretary of the corporation shall provide to such stockholder within ten (10) days of receiving such request) with respect to the background and qualification of such nominee to serve as a director of the corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary of the corporation upon written request) that such nominee: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such nominee’s ability to comply, if elected as a director of the corporation, with such nominee’s fiduciary duties under applicable law, (b) is not and will not become a party to any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the corporation that has not been disclosed therein, (c) if elected as a director of the corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the corporation, (d) if elected as a director of the corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the corporation publicly disclosed from time to time, (e) if elected as a director of the corporation, will act in the best interests of the corporation and its stockholders and not in the interests of individual constituencies, (f) consents to being named as a nominee in any proxy materials relating to the corporation’s next meeting and agrees to serve if elected as a director, (g) intends to serve as a director for the full term for which such individual is to stand for election, (h) represents and warrants that his or her candidacy or, if elected, Board membership, would not violate applicable state or federal law, the Certificate of Incorporation, these bylaws, or the rules of any stock exchange on which shares of the corporation’s common stock are traded, and (i) will provide facts, statements, and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
The Board may request that any stockholder, beneficial owner, if any, or any associated person of such stockholder or beneficial owner and any proposed nominee of such stockholder, beneficial owner, if any, or any associated person of such stockholder or beneficial owner furnish such additional information as may be reasonably required by the Board. Such stockholder or beneficial owner, if any, or any associated person of such stockholder or beneficial owner and/or proposed nominee thereof shall provide such additional information within ten (10) days after it has been requested by the Board. The Board may require any such proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make themself available for any such interviews within no less than ten (10) business days following the date of such request.
ARTICLE 4
OFFICERS
4.1    Officers Designated. The officers of the corporation shall be a Chief Executive Officer and/or President, a Secretary and a Chief Financial Officer, each of whom shall be appointed by the Board. The Board may also appoint one or more Vice Presidents, a Treasurer, and one or more assistant Secretaries or assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these bylaws otherwise provide.

4.2    [Reserved].
4.3    Tenure. Each officer of the corporation shall hold office until such officer’s successor is elected and qualified, unless a different term is specified in the vote choosing or appointing such officer, or until such officer’s earlier death, resignation or removal. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board or a committee of the Board duly authorized to do so. Designation of an officer shall not of itself create any contractual rights. Any vacancy occurring in any office of the corporation may be filled by the Board, at its discretion. Any officer may resign by delivering such officer’s written resignation to the corporation at its principal place of business or to the Chief Executive Officer or the Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.
4.4    Chief Executive Officer. The Chief Executive Officer shall, subject to the control of the Board, have general executive charge, management and control of the business of the corporation and its officers and see that all orders and resolutions of the Board are carried into effect. In addition, the Chief Executive Officer shall perform such other duties and have such other powers as may from time to time be prescribed by the Board or as are set forth in the Certificate of Incorporation or these bylaws. If the Board of Directors has not elected or appointed a President or the office of the President is otherwise vacant, and no officer otherwise functions with the powers and duties of the President, then, unless otherwise determined by the Board of Directors, the Chief Executive Officer shall also have all the powers and duties of the President.
4.5    President. The President shall, in the event there be no Chief Executive Officer or in the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, perform the duties of the Chief Executive Officer, and when so acting, shall have the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or these bylaws.
4.6    Chief Financial Officer. The Chief Financial Officer shall supervise the corporation’s treasury functions and financial reporting to external bodies. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep, or cause to be kept, full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit, or cause to be deposited, all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. The Chief Financial Officer shall disburse, or cause to be disbursed, the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board, at its regular meetings, or when the Board so requires, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the corporation. The Chief Financial Officer shall perform such other duties and have other powers as may from time to time be prescribed by the Board, the Chief Executive Officer, the President or these bylaws.

4.7    Vice President. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall perform such other duties and have such other powers as may from time to time be prescribed for him or her by the Board, the Chief Executive Officer, the President, or these bylaws.
4.8    Secretary. The Secretary shall keep or cause to be kept minutes of all meetings and actions of the Board, committees of the Board and the stockholders. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board required by these bylaws or otherwise. The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer, the President or these bylaws.
4.9    Assistant Secretary. The Assistant Secretary, or if there be more than one, any Assistant Secretaries in the order designated by the Board (or in the absence of any designation, in the order of their election) shall assist the Secretary in the performance of his or her duties and, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board.
4.10    Treasurer and Assistant Treasurers. The Treasurer (if one is appointed) shall have such duties as may be specified by the Chief Financial Officer to assist the Chief Financial Officer in the performance of his or her duties and shall perform such other duties and have other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or the President. It shall be the duty of any Assistant Treasurers to assist the Treasurer in the performance of his or her duties and to perform such other duties and have such other powers as may from time to time be prescribed by the Board, the Chief Executive Officer or the President.
4.11    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
ARTICLE 5
NOTICES
5.1    Form and Delivery. Except as otherwise required by law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the corporation and shall be given: (a) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the corporation is subject to the SEC’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.
5.2    Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary of the corporation or of the transfer agent or other agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
5.3    Waiver of Notice. Whenever any notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or of these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
ARTICLE 6
INDEMNIFICATION AND INSURANCE
6.1    Indemnification.
Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the corporation (or any predecessor), or while a director or officer of the corporation is or was serving at the request of the corporation (or any predecessor) as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan sponsored or maintained by the corporation, or other enterprise (or any predecessor of any of such entities) (hereinafter an “Indemnitee”), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith. Each director or officer of the corporation (or any predecessor) who is or was serving as a director, officer, employee or agent of a subsidiary of the corporation shall be deemed to be serving, or have served, at the request of the corporation (or any predecessor).The corporation shall not be required to indemnify or make advances pursuant to Section 6.2 below to a person (A) other than as provided in Section 6.4 with respect to suits to enforce rights under this Article 6, in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board, either generally or in the specific instance or (B) if the obligation to indemnify or make advances under the circumstances is specifically limited by the terms of any agreement between such person and the corporation. The right to indemnification conferred in this Section 6.1 shall be a contract right.
6.2    Advance Payment. The right to indemnification under this Article 6 shall include the right to be paid by the corporation the expenses incurred by an Indemnitee in defending any such proceeding in advance of its final disposition, such advances to be paid by the corporation within 30 days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon receipt by the corporation of a written undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Section 6.1 or otherwise.
6.3    Non-Exclusivity and Survival of Rights; Amendments. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article 6 shall not be deemed exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaws, agreement, vote of stockholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the provisions of this Article 6 shall not in any way diminish or adversely affect the rights of any director, officer, employee or agent of the corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
6.4    Determination; Claim. If a claim for indemnification (following the final disposition of a proceeding) or advancement of expenses is not paid in full within 60 days (30 days in the case of a claim for advancement of expenses) after a written claim therefor has been received by the corporation, the Indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such suit to the fullest extent permitted by law. In any such action, the corporation shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

6.5    Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the provisions of the DGCL.
6.6    Severability. If any word, clause, provision or provisions of this Article 6 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article 6 (including, without limitation, each portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 6 (including, without limitation, each such portion of any section or paragraph of this Article 6 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
6.7    Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the corporation shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 6 in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article 6 shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.
6.8    Indemnification of Other Persons. This Article 6 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than those persons identified in Section 6.1 when and as authorized by the Board or by the action of a committee of the Board or designated officers of the corporation established by or designated in resolutions approved by the Board; provided, however, that the payment of expenses incurred by such a person in advance of the final disposition of the proceeding shall be made only upon receipt by the corporation of a written undertaking by such person to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Article 6 or otherwise.
6.9    Indemnification for Successful Defense. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any proceeding (or in defense of any claim, issue or matter therein), such Indemnitee shall be indemnified under this Section 6.9 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.9 shall not be subject to satisfaction of a standard of conduct, and the corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.4 (notwithstanding anything to the contrary therein); provided, however, that, any Indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the DGCL) of the corporation shall be entitled to indemnification under Section 6.1 and this Section 6.9 only if such Indemnitee has satisfied the standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the DGCL.
ARTICLE 7
CAPITAL STOCK
7.1    Certificates for Shares. The shares of the corporation shall be represented by certificates or shall be uncertificated as provided in Section 158 of the DGCL. Certificates for shares, if any, shall be signed by, or in the name of the corporation by, by any two authorized officers of the Corporation (it being understood that each of the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the corporation shall be an authorized officer for such purpose). Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.
Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send or cause to be sent to the registered owner thereof a written notice containing the information required by the DGCL or a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
7.2    Signatures on Certificates. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
7.3    Transfer of Stock. Shares of stock of the corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the corporation shall be transferred on the books of the corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation or the transfer agent of the corporation of a certificate or certificates representing such shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and proper evidence of compliance with other conditions to rightful transfer as the corporation may reasonably require. Upon receipt of proper transfer instructions and proper evidence of compliance of other conditions to rightful transfer as the corporation may reasonably require from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto. No transfer of stock shall be valid as against the corporation for any purposes until it shall have been entered in the stock records of the corporation by an entry showing the names of the persons from and to whom it was transferred.

7.4    Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
7.5    Lost, Stolen or Destroyed Certificates. The corporation may direct that a new certificate or certificates or uncertificated shares be issued to replace any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing the issue of a new certificate or certificates, the corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate or certificates, or his or her legal representative to give the corporation a bond or other adequate security sufficient to indemnify it against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issue of such new certificate or uncertificated shares.
ARTICLE 8
GENERAL PROVISIONS
8.1    Dividends. Dividends upon the capital stock of the corporation, subject to any restrictions contained in the DGCL or the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting or by unanimous written consent. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.
8.2    Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board, or such officers of the corporation as may be designated by the Board to make such designation, may from time to time designate.
8.3    Corporate Seal. The Board may, by resolution, adopt a corporate seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. The seal may be altered from time to time by the Board.
8.4    Execution of Corporate Contracts and Instruments. The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.5    Representation of Shares of Other Corporations. The Chief Executive Officer, the President or any Vice President, the Chief Financial Officer or the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary of the corporation is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any corporation or corporations or similar ownership interests of other business entities standing in the name of the corporation. The authority herein granted to said officers to vote or represent on behalf of the corporation any and all shares or similar ownership interests held by the corporation in any other corporation or corporations or other business entities may be exercised either by such officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officers.
ARTICLE 9
AMENDMENTS
The Board is expressly empowered to adopt, amend or repeal these bylaws; provided, however, that any adoption, amendment or repeal of these bylaws by the Board shall require the approval of at least a majority of the directors of the corporation then in office. The stockholders shall also have power to adopt, amend or repeal these bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent of the voting power of all of the then outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provision of these bylaws and notice of such adoption, amendment or repeal shall be contained in the notice of such meeting; and provided further, however, that the affirmative vote of the holders representing only a majority of the voting power of the shares of the capital stock of the corporation entitled to vote in the election of directors, voting as one class, shall be required if such adoption, amendment or repeal of the bylaws has been previously approved by the affirmative vote of at least two-thirds of the directors of the corporation then in office.
ARTICLE 10
EXCLUSIVE FORUM
Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Article 10 as well as Article IX of the Certificate of Incorporation.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS
OF
VERACYTE, INC.
(a Delaware Corporation)
I, Annie McGuire, certify that I am General Counsel and Secretary of Veracyte, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached bylaws are a true and complete copy of the Amended and Restated Bylaws of the corporation in effect as of the date of this certificate.
Dated: May 1, 2026
/s/ Annie McGuire
Annie McGuire
General Counsel and Secretary

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